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                                                                    EXHIBIT 99.2


                          WESTERN DIGITAL CORPORATION

                           INVESTOR INFORMATION SHEET

                                                     Q2 FY2001 (ALL $ AMOUNTS IN MILLIONS)
                                  -------------------------------------------------------------------------
                                  Q1 FY00       Q2 FY00      Q3 FY00      Q4 FY00      Q1 FY01      Q2 FY01
                                  -------       -------      -------      -------      -------      -------
REVENUE:
   TOTAL                          $   407       $  560       $  517       $  474       $  440       $  531
                                  -------       -------      -------      -------      -------      -------
REVENUE BY CHANNEL:
OEM                                    76%          61%          62%          65%          70%          58%
RESELLER                               24%          39%          38%          35%          30%          42%

REVENUE BY GEOGRAPHY
NORTH AMERICA                          56%          50%          54%          59%          58%          57%
EUROPE                                 31%          36%          30%          28%          32%          31%
ASIA                                   13%          14%          16%          13%          10%          12%

REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS                   69%          52%          51%          60%          60%          57%
HARD DRIVES UNITS (MILLIONS)          3.4          5.3          5.3          5.2          5.1          5.8

WORLDWIDE HEADCOUNT:               10,923        9,255        8,462        7,321        7,366        8,200
ASSET MANAGEMENT
  DSOs--AVERAGE                       N/A(1)        32           31           29           30           30

INVENTORY DETAIL:
TOTAL
   RAW                            $    16       $   14       $   13       $    6       $    7       $    8
   WIP                            $    13       $   16       $   13       $   11       $   11       $   14
   FINISHED GOODS                 $   179       $   72       $   72       $   68       $   42       $   56
                                  -------       ------       ------       ------       ------       ------
TOTAL NET                         $   208       $  102       $   98       $   85       $   60       $   78
INVENTORY TURNS                       N/A(2)        21           21           21           28           24